April 11, 2023 Siddharth Thacker Delivered via email Re: Amendment to Offer Letter Dear Sid, This letter (this “Letter Agreement”) is intended to amend certain terms of the offer letter, dated June 14, 2022, between Rent the Runway, Inc. (the “Company”) and you (the “Offer Letter”). The Offer Letter is amended as follows: 1. Effective May 25, 2023, you will serve in the position of Chief Financial Officer, reporting to Jennifer Hyman. 2. Commencing April 15, 2023, your salary will be $475,000 per year, payable in accordance with the Company’s standard payroll processes, subject to tax and other withholdings as required by law. 3. You will be eligible to receive an annual cash incentive bonus in fiscal year 2023 with a target opportunity of 38% of your base salary. This will be based on Company performance metrics, as determined by the Compensation Committee of the Board of Directors. For the avoidance of doubt, the annual bonus for fiscal year 2023 will not be pro-rated. 4. Notwithstanding anything to the contrary in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”) or the previous participation letter entered into by you, as a condition to receiving the benefits under this Letter Agreement you shall enter into a new participation letter under the Severance Plan, substantially in the form attached as Exhibit A, which shall supersede your prior Severance Plan participation letter. 5. The Company will grant you an award of 425,000 restricted stock units under the Company’s Amended and Restated 2021 Incentive Award Plan and applicable form of award agreement. The restricted stock units will vest as to 1/12 of the shares underlying such restricted stock units on each quarterly anniversary of March 15, 2023 such that the restricted stock units will be fully vested on March 15, 2026, subject to your continued service through the applicable vesting dates. Except as explicitly amended by this Letter Agreement, the Offer Letter shall continue in full force and effect in accordance with its terms. The Offer Letter, as amended by this Letter Agreement, and the Confidentiality, Intellectual Property, and Other Covenants Agreement by and between the Company and you, dated June 16, 2022, contain the principal terms and conditions of your employment with the Company and supersede any prior representations or agreements, whether written or oral, regarding your employment. Sincerely, /s/ Jennifer Y. Hyman Jennifer Y. Hyman CEO & Chair I have read and agree to the terms and conditions contained in this Letter Agreement: /s/Siddharth Thacker 4/11/23 __________________________________ ________________ Siddharth Thacker Date

Exhibit A RENT THE RUNWAY, INC. EXECUTIVE SEVERANCE PLAN PARTICIPATION LETTER We are pleased to inform you that you have been designated as a Participant in the Rent the Runway, Inc. (“Company”) Executive Severance Plan (the “Plan”), subject to your execution and delivery of this Participation Letter. A copy of the Plan is attached to this Participation Letter. Please see the attached Appendix B, Appendix C, and Appendix D for purposes of calculating your severance benefits under the Plan. Your participation in the Plan is subject to the terms and conditions of the Plan, this Participation Letter, and your continued compliance with the Restrictive Covenant Agreements (as defined in the Plan). Severance benefits are also subject to the execution and non-revocation of a release of claims upon any Qualifying Termination, as set forth in the Plan. Sincerely, Rent the Runway, Inc. By: ______________________________ Name: Andrea Alexander Title: Chief People Officer Accepted, Acknowledged and Agreed, _________________________ Name: __________________________ Date: __________________________

APPENDIX B CALCULATION OF SEVERANCE BENEFITS Years of Credited Service with Company Group Severance Payment Severance Period COBRA Period (1) 5 years or less 50% Base Salary Rate 6 months 6 months More than 5 years 100% Base Salary Rate 12 months 12 months (1) COBRA Period begins on the first day of the month following the month in which the Qualifying Termination occurs. APPENDIX C CALCULATION OF CIC SEVERANCE BENEFITS CIC Severance Payment Bonus Multiplier COBRA Period (1) Equity Treatment 100% Base Salary Rate 1.0 12 months Full vesting of the time- based vesting portion of any outstanding Equity Awards; the performance-based vesting portion of any outstanding Equity Awards to accelerate to the extent provided in any written agreement between the Participant and the Company Group (1) COBRA Period begins on the first day of the month following the month in which the Qualifying Termination occurs.

APPENDIX D QUALIFYING VOLUNTARY RESIGNATION(1) Equity Treatment Acceleration of the vesting of the portion of any time-based vesting Equity Awards that would have vested during the period beginning on the date of the Participant’s Termination of Employment and ending on the three-month anniversary thereafter, as if the Participant had remained employed with the Company Group through such date. (1) A voluntary resignation by the Participant (other than for Good Reason) and the Participant gives the Company three months or more advance notice in accordance with Section 14.2 of the Plan.